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                                 WRITTEN ACTION
                            OF THE BOARD OF DIRECTORS
                                       OF
                                PIPER FUNDS INC.


     The undersigned, being a majority of the Directors of Piper Funds Inc., a Minnesota corporation (the "Corporation"), in accordance with the authority contained in Section 302A.239 of the Minnesota Statutes, in lieu of holding a Directors' meeting to consider the same, hereby adopt and approve the following corporate resolutions and instruct the Secretary to file this Written Action with the minutes of the Corporation:

          WHEREAS, the Board of Directors has received from Piper Capital Management Incorporated, the investment adviser to the Corporation, a recommendation that the name of the Corporation's Series A Common Shares be changed from "Value Fund" to "Growth Fund" to better reflect the investment objective and policies of such Series.

          NOW, THEREFORE, BE IT RESOLVED, that the Bylaws of Piper Funds Inc. shall be amended to revise Article I, Section 1.01 to read as follows:

               Section 1.01. NAME. The name of the corporation is Piper Funds Inc. The common shares of the corporation are issued in series, which are currently designated Series A through Series M in the corporation's Restated Articles of Incorporation. Each such series shall be known by the name set forth below:

          SERIES                   NAME

          Series A                 Growth Fund
          Series B                 Equity Strategy Fund
          Series C                 Balanced Fund
          Series D                 Government Income Fund
          Series E                 Money Market Fund
          Series F                 U.S. Government Money Market Fund
          Series G                 Tax-Exempt Money Market Fund
          Series H                 Institutional Government Income Portfolio
          Series I                 National Tax-Exempt Fund
          Series J                 Minnesota Tax-Exempt Fund
          Series K                 Emerging Growth Fund
          Series L                 Growth and Income Fund
          Series M                 Short-Intermediate Bond Fund


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          FURTHER RESOLVED, that such amendment shall be effective on the effective date of the next post-effective amendment to the Corporation's Registration Statement on Form N1-A.


Dated:  November ___, 1995


 /s/ David T. Bennett                    /s/ Karol D. Emmerich
--------------------------              --------------------------------
David T. Bennett                        Karol D. Emmerich

 /s/ Jaye F. Dyer                        /s/ Luella G. Goldberg
--------------------------              --------------------------------
Jaye F. Dyer                            Luella G. Goldberg

 /s/ William H. Ellis                    /s/ George Latimer
--------------------------              --------------------------------
William H. Ellis                        George Latimer